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                                                                    EXHIBIT 99.1


                           EOTT ENERGY PARTNERS, L.P.
                      P.O. BOX 4666, HOUSTON, TX 77210-4666

                                                FOR FURTHER INFORMATION CONTACT:
                                                         Media Relations Contact
                                                                      Wade Gates
                                                                    713.993.5152

                   EOTT ENERGY REPORTS SECOND QUARTER RESULTS

HOUSTON, Aug. 14 /PRNewswire-FirstCall/ -- EOTT Energy Partners, L.P. (NYSE: EOT
- News) today reported a net loss of $7.3 million, or $0.25 per unit, for the second quarter of 2002 compared to net income of $4.1 million, or $0.15 per unit, for the second quarter of 2001. The second quarter net loss includes a $1.2 million noncash asset impairment charge related to certain marine facilities. Earnings before interest, taxes, depreciation and amortization (EBITDA) was $15.5 million for the second quarter of 2002 compared to $20.8 million in 2001. Interest and letter of credit costs, net for the second quarter of 2002 increased $3.9 million over the second quarter of 2001.

The lower second quarter results reflect the impact of the significant decline from a year ago in the crude oil lease purchase and pipeline throughput volumes due to the Enron bankruptcy, as well as EOTT's affiliation with Enron, and the higher cost of supplier credit under EOTT's current letter of credit facility. Additionally, market conditions for the crude oil gathering and marketing operations were significantly weaker during the second quarter of 2002 when compared to the second quarter of 2001.

OPERATING RESULTS

Operating income for the second quarter of 2002 was $4.9 million, a decrease of $7.4 million from the second quarter of 2001. Income from the North America -- East of Rockies and Pipeline segments was $15.3 million below a year ago reflecting lower volumes and significantly weaker market conditions. For the second quarter of 2002, crude oil lease volumes purchased and pipeline throughput volumes averaged 287,300 barrels per day and 422,700 barrels per day, respectively, representing declines of approximately 20 percent from a year ago, but only slightly down from the first quarter of 2002. Offsetting these lower results was $6.1 million of operating income from the Liquids assets and an increase in income from the West Coast segment of $1.6 million. Corporate and other costs increased $1.5 million for legal, accounting and insurance costs related to the Enron bankruptcy, partly offset by a $1.3 million gain from the sale of certain assets. Sales from the Liquids facilities averaged 14,600 barrels per day of MTBE equivalent, a 44% increase above the first quarter of 2002, reflecting the impact of a 30-day turnaround completed during the first quarter of 2002. Margins were down approximately 17% from the first quarter of 2002 and significantly below expectations reflecting higher feedstock costs.

Operating cash flow -- defined as net income (loss) excluding noncash depreciation and amortization and loss on impairment of assets -- totaled $3.3 million for the second quarter of 2002, a decrease of $9.2 million from the same quarter of 2001, reflecting the impact of the lower operating income and higher interest and credit costs under EOTT's third party credit facilities.

OTHER INFORMATION

EOTT continues to be adversely impacted by the effects of the Enron bankruptcy and its Enron affiliation. EOTT is currently implementing plans to immediately reduce the operating and administrative cost of its business. Additionally, EOTT is evaluating alternatives to restructure its debt and credit facilities and to resolve the issues with Enron. The Restructuring Committee has retained Glass and Associates to review restructuring options and to assist in the resolution of Enron issues.


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EOTT's results for the second quarter did not meet the financial targets set forth in its working capital and letter of credit facility. Standard Chartered Bank has agreed not to take any action resulting from covenant noncompliance until September 16, 2002, to allow time to discuss possible modifications of the credit facility. EOTT will be required to modify its credit facility by such date in order to meet its near term liquidity requirements.

Reference should be made to the Form 10-Q filed today, which includes the newly required officer certifications for additional information. The Form 10-Q may be accessed via the internet at www.eott.com or at www.sec.gov.

EOTT Energy Partners, L.P. is a major independent marketer and transporter of crude oil in North America. EOTT transports most of the lease crude oil it purchases via pipeline that includes 8,000 miles of active intrastate and interstate pipeline and gathering systems and a fleet of 260 owned or leased trucks. EOTT Energy Corp, a wholly owned subsidiary of Enron Corp., is the general partner of EOTT Energy Partners, L.P., with headquarters in Houston. The Partnership's Common Units are traded on the New York Stock Exchange under the ticker symbol "EOT".

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although EOTT Energy Partners, L.P. believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward looking statements herein include, but are not limited to, demand for various grades of crude oil and the resulting changes in pricing conditions, the success of the Partnership's risk management activities, the Partnership's success in reducing costs and restructuring its credit facilities, and conditions of the capital markets and equity markets during the periods covered by the forward looking statements.

                          EOTT ENERGY PARTNERS, L.P.
                       Financial and Operating Results
                   (In Thousands, Except Per Unit Amounts)

                                   Three Months Ended         Six Months Ended
                                        June 30,                   June 30,
    Consolidated Statements of ------------------------    ------------------------
     Operations - Unaudited       2002          2001          2002        2001
    -------------------------- ----------    ----------    ----------    ----------
    Revenue                    $1,358,596    $2,256,946    $2,567,995    $4,801,383
    Cost of Sales               1,297,622     2,197,297     2,444,964     4,681,680
    Operating Expenses             33,114        27,026        65,463        54,080
    Depreciation and
     Amortization - operating       8,586         7,631        16,923        15,330
    Gross Profit                   19,274        24,992        40,645        50,293
    Selling, General and
     Administrative Expenses       13,558        12,145        26,233        24,147
    Depreciation and
     Amortization - corporate
     and other                        810           759         1,630         1,567
    Impairment of Assets            1,168            --         1,168            --
    Other (Income) Expense         (1,208)         (277)       (2,136)         (283)
                                   14,328        12,627        26,895        25,431
    Operating Income                4,946        12,365        13,750        24,862
    Interest, Related Charges
     and Other, net               (12,229)       (8,232)      (23,378)      (15,460)
    Net Income (Loss) Before
     Cumulative Effect of
     Accounting Change             (7,283)        4,133        (9,628)        9,402
    Cumulative Effect of
     Accounting Change                 --            --            --         1,073
    Net Income (Loss)          $   (7,283)   $    4,133    $   (9,628)   $   10,475
    Diluted Net Income (Loss)
     per Unit Before
     Cumulative Effect of
     Accounting Change         $    (0.25)   $     0.15    $    (0.33)   $     0.34

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
                                     Three Months Ended         Six Months Ended
                                          June 30,                   June 30,
    Consolidated Statements of   ------------------------    ------------------------
     Operations - Unaudited         2002          2001          2002          2001
    --------------------------   ----------    ----------    ----------    ----------
    Diluted Net Income (Loss)
     per Unit                    $    (0.25)   $     0.15    $    (0.33)   $     0.37
    Weighted Average Units
     Outstanding                     27,476        27,476        27,476        27,476
    Financial Highlights
    Operating Income (Loss) by
     Segment
      N.A. Crude Oil - East of
       Rockies (A)               $   (3,786)   $    6,235    $   (3,536)   $   10,270
      Pipeline Operations             8,459        13,775        19,267        28,509
      West Coast Operations             183        (1,442)          (42)       (1,455)
      Liquids Operations              6,144            --         9,742            --
      Corporate & Other              (6,054)       (6,203)      (11,681)      (12,462)
    Other Information
      EBITDA (B)                 $   15,510    $   20,755    $   33,471    $   41,759
      Operating Cash Flow (C)         3,281        12,523        10,093        27,372
      Total Capital
       Expenditures                   6,891         7,663        24,174        11,955
      Depreciation,
       Amortization and
       Impairment of Assets          10,564         8,390        19,721        16,897
    Volumes Summary - Barrels
     per day
    N.A. Crude Oil - East of
     Rockies Total Sales              565.6         874.7         603.7         907.1
    N.A. Crude Oil - East of
     Rockies Lease Purchases          287.3         369.0         298.0         373.3
    Pipeline Throughput -
     average                          422.7         517.6         431.1         524.4
    Liquids Sales - MTBE
     equivalent                        14.6            --          12.4            --

    (A) Includes intersegment costs from the Pipeline Operations Segment of $20.6 million and $43.0 for the three and six months ended June 30, 2002, respectively, compared to $27.6 million and $50.6 million for the respective periods in 2001.

    (B) Operating Income plus depreciation, amortization and impairment of assets.

    (C) Net Income (Loss) plus depreciation, amortization and impairment of assets.

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